Exhibit 99.1
AirSculpt Technologies Reports First Quarter Fiscal 2026 Results
Same Center Sales Increase 1% and Reaffirms Fiscal Year 2026 Outlook

MIAMI BEACH, Fla., May 8, 2026 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced results for the first quarter ended March 31, 2026.

Yogi Jashnani, Chief Executive Officer, stated: “We had a solid start to the year delivering stabilization in revenue, positive same center sales, and a strengthened balance sheet in the first quarter. Our performance marks a key turning point for AirSculpt - the culmination of our transformational work in 2025 has given us a durable business model and a solid foundation to advance our strategy to achieve sustained long term profitable growth. I am proud of our team and confident in our ability to continue our favorable momentum as reflected in our reaffirmation of 2026 guidance.”

"Same center sales continue to build as we enter our seasonally strong second quarter fueled by our enhanced and elevated sales and marketing initiatives,” continued Mr. Jashnani. “We move forward with the right talent, business model, strategy and balance sheet to maximize the power of our AirSculpt brand and proven body contouring procedures while broadening our reach, adding new incremental surgeries that leverage our operating platform and more fully capitalize on our GLP-1 opportunity. We believe that fiscal 2026 will include significant progress toward our goals of consistent revenue and profit growth and shareholder value creation,” concluded Mr. Jashnani.
First Quarter 2026 Results
•Case volume was 3,082 for the first quarter of 2026, representing a 0.2% increase from the fiscal year 2025 first quarter case volume of 3,076;
•Revenue was flat at $39.4 million with the fiscal year 2025 first quarter and increased 1% on a same center sales basis;
•Net loss for the quarter was $2.4 million compared to net loss of $2.8 million in the fiscal year 2025 first quarter; and
•Adjusted EBITDA was $3.3 million compared to $3.8 million in the fiscal year 2025 first quarter.
2026 Outlook
The Company is affirming its full year 2026 revenue and adjusted EBITDA guidance as follows:
•Revenue of approximately $151 to $157 million
•Adjusted EBITDA of approximately $15 to $17 million
For additional information on forward-looking statements, see the section titled "Forward-Looking Statements" below.
Debt & Liquidity
As of March 31, 2026, the Company had $16.7 million in cash and cash equivalents, with $5.0 million of borrowing capacity under its revolving credit facility. Additionally, gross debt was approximately $45.6 million. During the 2026 first quarter, the Company raised an additional $14.6 million from the at-the-market offering program and paid down $11.4 million of debt. The Company remains in compliance with all debt covenants.

Conference Call Information
AirSculpt will hold a conference call today, May 8, 2026 at 8:30 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (toll-free domestic) or 1-201-493-6779 (international) using the conference ID 13760143 or by visiting the link below to request a return call for instant telephone access to the event.
https://callme.viavid.com/viavid/?$Y2FsbG1lPXRydWUmcGFzc2NvZGU9MTM3MjUxMTYmaD10cnVlJmluZm89Y29tcGFueSZyPXRydWUmQj02
The live webcast may be accessed via the investor relations section of the AirSculpt Technologies website at https://investors.airsculpt.com. A replay of the webcast will be available for approximately 90 days following the call.
To learn more about AirSculpt, please visit the Company's website at https://investors.airsculpt.com. AirSculpt uses its website as a channel of distribution for material Company information. Financial and other material information regarding AirSculpt is routinely posted on the Company's website and is readily accessible.
About AirSculpt
AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal U.S. securities laws. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance (including in particular our projected 2026 revenue and adjusted EBITDA), our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. You are cautioned that there are important risks and uncertainties, many of which are beyond our control, that could cause our actual results, level of activity, performance, or achievements to differ materially from the projected results, level of activity, performance or achievements that are expressed or implied by such forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.

Our future results could be affected by a variety of other factors, including, but not limited to, inability to sell equity or other securities in the future at a time when we might otherwise wish to effect sales; inability to raise capital on commercially reasonable terms, if at all; the risk that any future financings may dilute our stockholders or restrict our business; failure to stabilize same-store performance; not being able to optimize our marketing investment, go-to-market strategy and sales process; not having the ability to expand our financing options for consumers; being unsuccessful in further product innovations; failure to operate centers in a cost-effective manner; increased operating expenses due to rising inflation; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in regulatory and macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from natural disasters, war, pandemic, terrorist acts or political unrest.
The risk factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and in other filings we make from time to time with the SEC could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.
There also may be other risks and uncertainties that are currently unknown to us or that we are unable to predict at this time.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date they were made, which are inherently subject to change, and we are under no duty and we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated after the date of this press release to conform our prior statements to actual results or revised expectations, except as required by law. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.
Use of Non-GAAP Financial Measures
The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss and Adjusted Net Loss per Share, which are non-GAAP financial measures. Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Consolidated Financial Data
(Dollars in thousands, except shares and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$39,389	$39,371
Operating expenses:
Cost of service	15,588	15,950
Selling, general and administrative	22,582	21,768
Depreciation and amortization	3,021	3,242
Total operating expenses	41,191	40,960
Loss from operations	(1,802)	(1,589)
Interest expense, net	1,198	1,625
Unrealized gain	(138)	—
Pre-tax net loss	(2,862)	(3,214)
Income tax benefit	(465)	(367)
Net loss	$(2,397)	$(2,847)

Loss per share of common stock
Basic	$(0.03)	$(0.05)
Diluted	$(0.03)	$(0.05)
Weighted average shares outstanding
Basic	69,460,700	58,536,950
Diluted	69,460,700	58,536,950

AirSculpt Technologies, Inc. and Subsidiaries
Selected Financial and Operating Data
(Dollars in thousands, except per case amounts)

	March 31, 2026	December 31, 2025
Balance Sheet Data (at period end):
Cash and cash equivalents	$16,690	$8,449
Total current assets	24,330	15,456
Total assets	$191,999	$187,304

Current portion of long-term debt	$5,460	$5,460
Deferred revenue and patient deposits	3,900	1,871
Total current liabilities	32,481	27,902
Long-term debt, net	39,357	50,585
Revolving credit funds payable	—	—
Total liabilities	$91,738	$99,592

Total stockholders’ equity	$100,261	$87,712

	Three Months Ended March 31,
	2026	2025
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$5,271	$868
Investing activities	(51)	(1,901)
Financing activities	3,021	(1,649)

	Three Months Ended March 31,
	2026	2025
Other Data:
Number of facilities	31	32
Number of total procedure rooms	65	67

Cases	3,082	3,076
Revenue per case	$12,780	$12,799
Adjusted EBITDA (1)	$3,312	$3,755
Adjusted EBITDA margin (2)	8.4%	9.5%

(1) A reconciliation of this non-GAAP financial measure appears below.
(2) Defined as Adjusted EBITDA as a percentage of revenue.

AirSculpt Technologies, Inc. and Subsidiaries
Supplemental Information
(Dollars in thousands, except per case amounts)

	Three Months Ended March 31,
	2026	2025
Same-center Information (1):
Cases	3,082	3,048
Case growth	1.1%	N/A
Revenue per case	$12,780	$12,800
Revenue per case growth	(0.2)%	N/A
Number of facilities	31	31
Number of total procedure rooms	65	65

(1) For the three months ended March 31, 2026 and 2025, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that were owned and operated during the three months ended March 31, 2026 and 2025, respectively. At facilities that were not owned or operated for the entirety of the prior year period, the current year period has been pro-rated to reflect only growth experienced during the portion of the three months ended March 31, 2026 in which such facilities were owned and operated during the three months ended March 31, 2025. We define same-center facilities and procedure rooms based on if a facility was owned or operated as of March 31, 2025. We have excluded the London facility from all periods presented due to the closure of the facility.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
We report our financial results in accordance with GAAP, however, management believes the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss and Adjusted Net Loss per Share, which are non-GAAP financial measures.
We define Adjusted EBITDA as net loss excluding depreciation and amortization, net interest expense, income tax benefit, restructuring and related severance costs, one-time SOX compliance and other related costs, unrealized (gain)/loss, and equity-based compensation.
We define Adjusted Net Loss as net loss excluding restructuring and related severance costs, one-time SOX compliance and other related costs, equity-based compensation and the tax effect of these adjustments.
We include Adjusted EBITDA and Adjusted Net Loss because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA and Adjusted Net Loss each to be an important measure because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA has limitations as an analytical tool including: (i) Adjusted EBITDA does not include results from equity-based compensation and (ii) Adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments. Adjusted Net Loss has limitations as an analytical tool because it does not include results from equity-based compensation.
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Loss per Share as Adjusted Net Loss divided by weighted average basic and diluted shares. We included Adjusted EBITDA Margin and Adjusted Net Loss per Share because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA Margin and Adjusted Net Loss per Share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net loss, the most directly comparable GAAP financial measure:

	Three Months Ended March 31,
	2026	2025
Net loss	$(2,397)	$(2,847)
Plus
Equity-based compensation	559	1,239
Restructuring and related severance costs	953	863
One-time SOX compliance and other related costs	581	—
Depreciation and amortization	3,021	3,242
Interest expense, net	1,198	1,625
Income tax benefit	(465)	(367)
Unrealized gain	(138)	—
Adjusted EBITDA	$3,312	$3,755
Adjusted EBITDA Margin	8.4%	9.5%

The following table reconciles Adjusted Net Loss and Adjusted Net Loss per Share to net loss, the most directly comparable GAAP financial measure:

	Three Months Ended March 31,
	2026	2025
Net loss	$(2,397)	$(2,847)
Plus
Equity-based compensation	559	1,239
Restructuring and related severance costs	953	863
One-time SOX compliance and other related costs	581	—
Tax effect of adjustments	(517)	(363)
Adjusted net loss	$(821)	$(1,108)

Adjusted net loss per share of common stock (1)
Basic	$(0.01)	$(0.02)
Diluted	$(0.01)	$(0.02)
Weighted average shares outstanding
Basic	69,460,700	58,536,950
Diluted	69,460,700	58,536,950
(1)    Diluted Adjusted Net Loss Per Share is computed by dividing adjusted net loss by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock.

Investor Contact
Allison Malkin
ICR, Inc.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
airsculpt@icrinc.com